EXHIBIT 99.1

VOTING AGREEMENT

This Voting Agreement (the “Agreement”) is made and entered into as of May 30, 2003, between and among Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (“Quantum”), and the undersigned securityholder (the “Securityholder”) of Global Thermoelectric Inc., an Alberta corporation (“Global”). All capitalized terms herein not otherwise defined shall have the meaning ascribed to them in the Combination Agreement (as defined below).

RECITALS

WHEREAS, pursuant to a combination agreement dated April 8, 2003 (the “Combination Agreement”) between Global and Quantum, Global and Quantum will combine their business pursuant to a plan of arrangement (the “Arrangement”) under the Business Corporations Act (Alberta) (the “Transaction”);

WHEREAS, the Securityholder is the beneficial owner of, or exercises control and direction over, the number of Common Shares of Global set forth on the signature page hereof (the “Shares”); and

WHEREAS, the Securityholder is willing to (i) in accordance with the terms hereof, not transfer or otherwise dispose of certain of such Securityholder’s Shares, and (ii) vote such Securityholder’s Shares and New Shares (as defined below), and any and all other shares or securities of Global issued, issuable, exchanged or exchangeable, in respect of any Shares or New Shares (collectively with respect to each Securityholder, the “Securities”) as set forth herein.

NOW, THEREFORE, in contemplation of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties agree as follows:

1.	Agreement to Retain Shares.

1.1	Transfer and Encumbrance. Subject to Section 2.2, the Securityholder agrees that it will not take or permit any action to, directly or indirectly, at any time prior to the Expiration Date (as defined below) (i) transfer, sell, assign, give, pledge, exchange or pledge, or otherwise dispose of or encumber the Covered Shares (as defined below), (except as may be specifically required by court order, in which case the Securityholder shall give Quantum prior written notice and any such transferee shall agree to be bound by the terms and conditions of this Agreement), or to make any offer or agreement relating thereto; (ii) deposit any of the Securityholder’s Securities into a voting trust or enter into a voting agreement or arrangement with respect to such Securityholder’s Securities or grant any proxy or power of attorney with respect thereto, in each case, in a manner that conflicts or may conflict with the Securityholder’s obligations hereunder; or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer, exchange or other disposition of or transfer of any interest in the Covered Shares or the voting of any of the Securityholder’s Securities, in each case, in a manner that conflicts or may conflict with the Securityholder’s obligations hereunder. Nothing in this Section 1 shall be deemed to prohibit the Securityholder from “selling short” the shares of Quantum common stock consistent with the Securityholder’s business model. As used herein, the term “Covered Shares” shall mean an aggregate of 2,000,000 of the Shares owned by the Securityholder. As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) the Termination Date (as such term is defined in the Combination Agreement), (ii) the date on which the Combination Agreement is terminated in accordance with its terms (including any extensions to the

Combination Agreement, as provided for therein), and (iii) the public announcement by a third party of, or the receipt by either Quantum or Global of, a Superior Proposal with respect to Global. As used herein, the term “Superior Proposal” shall mean an Acquisition Proposal (as defined in the Combination Agreement) with respect to Global that is (i) in the good faith judgment of the Securityholder, financially superior to the Transaction, (ii) from a third party that has demonstrated that the funds or other consideration necessary for the Acquisition Proposal are available, and (iii) not subject to due diligence conditions other than confirmatory due diligence.

1.2	New Shares. The Securityholder agrees that any shares or securities of the capital stock of Global that the Securityholder purchases or with respect to which the Securityholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date (the “New Shares”), and any and all other shares or securities of Global issued, issuable, exchanged or exchangeable in respect of any New Shares, shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

2.	Agreement to Vote.

2.1	Prior to the Expiration Date, at every meeting of the shareholders of Global called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of Global with respect to any of the following, the Securityholder agrees to vote such Securityholder’s Securities, and to the full extent legally permitted, cause holders of record of such Securityholder’s Securities to vote (and to provide evidence thereof within 10 days prior to the meeting): (i) in favor of approval of the Arrangement, the Transaction, the Combination Agreement and the transactions contemplated thereby and any matter that could reasonably be expected to facilitate the Transaction; (ii) in favor of any alternative structure as may be agreed upon by Global and Quantum to effect the Transaction; provided that such alternative structure is on terms in the aggregate no less favorable to the Securityholder than the terms of the Transaction set forth in the Combination Agreement (including, without limitation, with respect to the consideration to be received by the Securityholder); and (iii) against the consummation of any action, proposal, agreement or transaction (other than an Acquisition Proposal which would, if made, constitute a Superior Proposal, or the Transaction, Combination Agreement or the transactions contemplated thereby) that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Global under the Combination Agreement, which could reasonably result in any of the conditions to Global’s obligations under the Combination Agreement not being fulfilled or which would be inconsistent with the Transaction or any other transaction contemplated by the Combination Agreement. Prior to the Expiration Date, the Securityholder will not enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with this Section 2.1. This Agreement is intended to bind the Securityholder as a shareholder of Global only with respect to the specific matters set forth herein.

2.2	Nothing in Sections 1, 2 or 3 hereof shall be deemed to prohibit the Securityholder from participating in any discussions or negotiations with any person with respect to an Acquisition Proposal which would, if made, constitute a Superior Proposal, provided the Securityholder has not initiated or solicited any such discussions or negotiations.

3.	No Opposition. Prior to the Expiration Date, the Securityholder agrees not to take, or cause to be taken, any action that would prevent the consummation of the Transaction and the transactions contemplated by the Combination Agreement other than in connection with a proposal which would, if made, constitute a Superior Proposal. Prior to the Expiration Date, the Securityholder agrees to take, or cause to be taken, all reasonable actions necessary to effect the Transaction and the transactions contemplated by the Combination Agreement.

4.	Termination.

4.1	This Agreement and the obligations of the Securityholder hereunder shall terminate and shall have no further force or effect as of the Expiration Date.

4.2	This Agreement may be terminated by the Securityholder upon written notice to Quantum after the receipt by Securityholder of written notice from a third party that such party intends to make a bona fide proposal with respect to Global which would, if made, constitute a Superior Proposal, provided the Securityholder has not initiated or solicited any such proposal.

4.3	This Agreement may also be terminated by either party hereto upon written notice to the other party upon the occurrence of any Material Adverse Change with respect to either Global or Quantum. Nothing herein shall relieve any party from liability hereof for breaches of this Agreement prior to the termination of this Agreement. For purposes of this Agreement, a “Material Adverse Change” shall mean any circumstance, event or occurrence that is, or would reasonably be expected to be, material and adverse to the business, assets, liabilities, financial condition, results of operations or prospects of Quantum or Global other than any circumstance, event or occurrence (i) relating to the Canadian or United States economy or securities markets in general, (ii) relating to any change in the trading price of the Common Shares of Global unrelated to any circumstance, event or occurrence that is, or would reasonably be expected to be, material and adverse to the business, assets, liabilities, financial condition, results of operations or prospects of Global or Quantum, (iii) that has been disclosed publicly through the date hereof in any filing by Global or Quantum with the SEC or the Commission or in any press release, (iv) relating to the opposition to the Transaction by Foundation Equity Corporation, Enbridge Inc. or any of their respective affiliates or representatives, or (v) relating to any order by any court requiring any persons other than the common shareholders of Global the right to consent to, approve, or vote in connection with, the Arrangement, as a separate class. Notwithstanding the foregoing, a “Material Adverse Change” shall include any material adverse change (determined in the reasonable judgment of Securityholder) in the trading price of the Quantum Common Stock from its closing price on date hereof (the measurement period of such trading price shall be calculated in the manner set forth in Section 6.1(k) of the Combination Agreement except that the reference to fifteen consecutive trading days contained therein shall refer to five consecutive trading days) other than any such change arising from or relating to any action taken, directly or indirectly, by the Securityholder or any of its affiliates or representatives.

5.	Representations, Warranties and Covenants of Securityholder. The Securityholder hereby represents, warrants and covenants to Quantum that:

5.1	Ownership. The Securityholder has good and marketable title to, and is the sole beneficial owner of the Shares, in each case free and clear of all Encumbrances. As of the date hereof, the Securityholder does not beneficially own any shares or securities of the capital stock of Global other than such Securityholder’s Shares.

5.2	Authorization. The Securityholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby and has sole voting power and sole power of disposition, with respect to all of the Shares with no restrictions on its voting rights or rights of disposition pertaining thereto. The Securityholder has duly executed and delivered this Agreement and, assuming its due authorization, execution and delivery by Quantum, this Agreement is a legal, valid and binding agreement of the Securityholder, enforceable against the Securityholder in accordance with its terms.

5.3	No Violation. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby and thereby will (i) require the Securityholder to file or register with, or obtain any material permit, authorization, consent or approval of, any Governmental Entity; (ii) violate, or cause a breach of or default (or an event which with notice or the lapse of time or both would become a default) under, any contract, agreement or understanding, any Law or any arbitration award binding upon the Securityholder; or (iii) cause the acceleration of any obligation under or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property or asset of the Securityholder pursuant to any provision of any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, ordinance, regulation or decree to which the Securityholder is subject or by which the Securityholder or any of the Securityholder’s properties or assets are bound. No proceedings are pending which, if adversely determined, will have a material adverse effect on any ability to vote or dispose of any of the Shares. The Securityholder has not previously assigned or sold any of the Shares to any third party.

5.4	Regulatory Approvals. The Securityholder agrees that, so long as the Securityholder is required to vote the Securities in favor of the Transaction, the Securityholder shall, at Global’s or Quantum’s cost, cooperate with all reasonable requests by Quantum in obtaining all governmental and regulatory approvals required to permit Quantum to complete the Transaction as contemplated in the Combination Agreement.

5.5	Public Disclosure. The Securityholder agrees not to make any public disclosure or announcement of or pertaining to this Agreement, the Transaction, the Combination Agreement or the transactions contemplated thereby nor to disclose that any discussions or negotiations are taking place in connection therewith without the prior written consent of Quantum except as required by law, regulation or stock exchange rule.

6.	Further Assurances. The Securityholder hereby covenants and agrees to execute and deliver, or cause to be executed or delivered, such additional proxies, consents, waivers and other instruments, and undertake any and all further action, necessary or desirable, in the reasonable opinion of Quantum, to carry out the purpose and intent of this Agreement and to consummate the Transaction under the terms of the Combination Agreement.

7.	Miscellaneous.

7.1	Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of this terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The terms and provisions of this Agreement shall not be construed against the drafter or drafters hereof. All parties hereto agree that the language of this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any of the parties hereto.

7.2	Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other; provided, however, that Quantum may freely assign its rights to another direct or indirect wholly-owned subsidiary of Quantum without such prior written approval but no such assignment shall relieve Quantum of any of its obligations hereunder. Any purported assignment without such consent shall be void.

7.3	Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

7.4	Specific Performance; Injunctive Relief. The parties hereto acknowledge that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Securityholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Quantum upon such violation, Quantum shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Quantum at law or in equity.

7.5	Notices. All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered by hand, national or international overnight courier service, transmitted by telecopy or mailed by registered or certified mail, postage prepaid (effective when delivered by hand or telecopy, one day after dispatch by overnight courier, and three business days after dispatch by mail), as follows:

(a)	if to Quantum, to:

Quantum Fuel Systems Technologies Worldwide, Inc.

17872 Cartwright Road

Irvine, California 92614

Attention: Chief Financial Officer

Facsimile No.: (949) 474-3086

Telephone No.: (949) 399-4500

with a copy to:

Morrison & Foerster LLP

19900 MacArthur Blvd., Suite 1200

Irvine, California 92612

Attention: P. Rupert Russell and Craig S. Mordock

Facsimile No.: (949) 251-0900

Telephone No.: (949) 251-7500

(b)	if to the Securityholder, to the address set forth beneath such Securityholder’s signature below.

7.6	Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the Province of Alberta without giving effect to any choice or conflict of law provision, rule or principle (whether of the Province of Alberta or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Province of Alberta.

7.7	Entire Agreement. This Agreement contains the entire understanding of the parties hereto in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matters.

7.8	Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

7.9	Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

7.10	Jurisdiction. The parties to this Agreement agree that any suit, action or proceeding arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof shall be brought in the courts of the Province of Ontario, and each of the parties hereby accepts the exclusive jurisdiction of those courts for the purpose of any suit, action or proceeding.

7.11	Remedies Not Exclusive. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

7.12	Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

7.13	Disclosure. Subject to the prior written consent of the Securityholder, which consent shall not be unreasonably withheld, the Securityholder hereby authorizes Quantum to publish or disclosure in any Quantum reports required to be filed under the applicable Canadian provincial securities laws, the Exchange Act or the Securities Act, including, without limitation, a current report on Form 8-K, a Schedule 13D or applicable Canadian disclosure forms, if applicable, and any other applicable Laws, its identity and the nature of its commitments, arrangements and understandings under this Agreement, and to file this Agreement as an exhibit to such filings as may be required by applicable Laws.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

By:	/s/ W. BRIAN OLSON

Name:	W. Brian Olson

Title:	Chief Financial Officer

SECURITYHOLDER:

K2 PRINCIPAL FUND L.P. (formerly THE K2 ARBITRAGE FUND L.P.)

By:	K2 GENPAR INC., as general
partner

By:	/s/ SHAWN KIMEL

Name:	Shawn Kimel

Title:	President

Shares beneficially owned:

2,118,500 Global Common Shares

Securityholder’s Address for Notice:

444 Adelaide Street West

Suite 200

Toronto, Ontario M5V 1S7

Canada

Facsimile No.: (416) 703-4443

with a copy to:

Aird & Berlis LLP

BCE Place

Suite 1800, Box 754

Toronto, Ontario M5J 2T9

Canada

Facsimile No.: (416) 863-1515

Attention: Richard Kimel